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                                                                   EXHIBIT  10.1

DESCRIPTION OF THE OMNITEL AGREEMENT

     In May 1990, each of the co-venturers purchased shares of Omnitel stock in consideration for the payment to Omnitel of a deposit of 30 percent of their respective initial capitalization obligations. Under the terms of the Omnitel Agreement, if the chairman of Omnitel's board of directors determines that funds in addition to the initial 30 percent deposit are required, he may, with no further action on the part of the coventurers, direct that notice of a capital call (a "Call") be sent to each co-venturer requiring that such co-venturer contribute the additional cash capital contribution specified therein up to such co-venturer's respective initial capitalization obligation. Any capital call (an "Overcall") relating to amounts in excess of the initial capitalization obligation must be unanimously agreed to by the Omnitel board of directors. Unless a co-venturer otherwise consents, its financial liability with respect to a Call or an Overcall or any other commitment to provide funds to Omnitel shall be limited to its pro rata ownership interest therein.

     Management of Omnitel. The Omnitel board of directors consists of nine members, with one member designated by each of Bell Atlantic, International, SLHE and Swedish Telecom and five members initially designated by Olivetti with Olivetti designating the chairman of the board of directors with the consent of all the other board members.

     Certain Transfers of Omnitel Stock. Under the Omnitel Agreement, a co-venturer may, without the consent of the other co-venturers, transfer its Omnitel stock to its affiliates, other co-venturers or the affiliates of other co-venturers. A co-venturer may not, however, sell, assign, transfer, pledge, encumber or otherwise dispose of any of its Omnitel stock to a party who is not an affiliate, a co-venturer or an affiliate of a co-venturer without prior written consent of all the other co-venturers. All transfers of Omnitel stock other than to affiliates, other co-venturers or affiliates of other co-venturers are subject to a right of first refusal by the other co-venturers. If more than one co-venturer exercises the right of first refusal, each of the co-venturers may purchase a pro rata portion of such Omnitel stock (based upon the total number of shares owned by all co-venturers exercising the right of first refusal). Such rights of first refusal may be exercised at the price indicated by the transferring co-venturer in a notice that must be sent by the transferring co-venturer to the remaining co-venturers prior to effecting a transfer that gives rise to a right of first refusal. For the first three years of the Omnitel Agreement, a co-venturer exercising its right of first refusal may object to such price, in which case the price shall be determined by arbitration in accordance with the terms of the Omnitel Agreement.

     Change in Control of a Co-Venturer; Rights of First Refusal. If more than 50 percent of the shares of voting securities of a co-venturer (the "Selling Co-Venturer") are transferred to a third party (or parties) that is not an affiliate (a "Change in Control"), each co-venturer (a "Buying Co-Venturer") shall have the non-assignable right to purchase all or a pro rata portion (based upon the total number of shares owned by co-venturers exercising such right to purchase) of the Selling Co-Venturer's shares of Omnitel stock at a price indicated by the Selling Co-Venturer. In the event a Buying Co-Venturer objects to the price so indicated, it shall be settled by arbitration in accordance with the terms of the Omnitel Agreement. The acquisition
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of control of any parent company of a co-venturer which owns or operates substantial other businesses or entities in addition to the Venture is not deemed to constitute a Change in Control under the Omnitel Agreement.

     Required Sale upon Default in Required Capital Contribution. The Omnitel Agreement provides that if a co-venturer willfully fails to make required capital contributions, the other co-venturers shall have the non-assignable option to purchase such co-venturer's Omnitel stock for a cash price equal to the paid-in-capital represented by such stock.

     Additional Required Sales. Pursuant to the Omnitel Agreement, the following may also give rise to the granting of a non-assignable option to purchase a co-venturer's Omnitel stock: (i) the failure by a co-venturer to perform in any material respect any material obligation under the Omnitel Agreement; (ii) the filing of a Petition for bankruptcy or reorganization by or against a co-venturer or a co-venturer admitting in writing that it is unable to pay its debts as they come due; or (iii) a knowing and willful violation or breach by a co-venturer of any of the covenants or other requirements in the Omnitel Agreement.

     Covenant not to Compete. The co-venturers have agreed that, at all times during which they own Omnitel stock and for two years following the disposition thereof, they will not engage in the business of building, owning or operating a cellular mobile telephone network or providing mobile telecommunications services (a "Competing Business") in Italy without the consent of Olivetti and at least all but one of the other co-venturers, which consent is not to be unreasonably withheld; provided, however, that a co-venturer may own less than 10 percent of a Competing Business if the co-venturer is not represented on the board and has no active role in the management of the Competing Business. The Omnitel Agreement provides that each of the co-venturers and their affiliates may, however, engage in or possess an interest in any other business in Italy or any Competing Business outside of Italy.